UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

CLEANCORE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-42033	88-4042082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5920 S. 118th Circle, Omaha, NE	68137
(Address of principal executive offices)	(Zip Code)

(877) 860-3030
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	ZONE	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On May 21, 2026, David Enholm notified the Board of Directors (the “Board”) of CleanCore Solutions, Inc. (the “Company”) of his resignation as a member of the Board, effective immediately. Mr. Enholm’s resignation was not the result of any disagreement between Mr. Enholm and the Company on any matter relating to the Company’s operations, policies, or practices. Mr. Enholm will continue to serve as the Company’s Chief Financial Officer.

Appointment of Director

On May 21, 2026, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), appointed Tyler Hassen, the Company’s Chief Executive Officer, to fill the vacancy on the Board created by Mr. Enholm’s resignation, effective immediately. Mr. Hassen will serve as a director until his successor is duly elected, qualified, and appointed, or until such earlier resignation, removal, or disqualification from such position.

Mr. Hassen, age 43, has served as the Company’s Chief Executive Officer since March 16, 2026. Mr. Hassen is the founder of Stable Crest Holdings, a Houston-based investment firm, a position he has held since November 2025. Previously, Mr. Hassen served as Acting Assistant Secretary for Policy, Management & Budget and Senior Advisor at the U.S. Department of the Interior under Secretary Doug Burgum from January 2025 to November 2025. From 2008 through January 2025, Mr. Hassen served in various leadership roles at Basin Holdings, a global diversified oilfield and industrial manufacturing and services company, including as Chief Executive Officer of Basin Industries LLC (2021-2025), Chief Executive Officer of Basin Energy (2020-2025), and Chief Financial Officer of Basin Holdings (2013-2016). He also served as Chairman of Wenzel Downhole Tools, a leading mud motor and drilling tool supplier, from 2020 to 2025, after serving as Chief Executive Officer from 2017 to 2020. Earlier in his career, Mr. Hassen worked as an Associate in Morgan Stanley's energy investment banking group. Mr. Hassen holds an undergraduate degree from Princeton University.

There are no arrangements or understandings between Mr. Hassen and any other person pursuant to which Mr. Hassen was selected as a director. There are no family relationships between Mr. Hassen and any director or executive officer of the Company. There are no transactions in which Mr. Hassen has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2026	CLEANCORE SOLUTIONS, INC.

/s/ Tyler Hassen
	Name:	Tyler Hassen
	Title:	Chief Executive Officer

2